Exhibit 99.1

MyMD Pharmaceuticals to Collaborate with Bascom Palmer Eye Institute to Study MYMD-1 in Ophthalmic Conditions

Bascom Palmer Eye Institute ranked the #1 eye hospital in the United States for 20 years in a row by U.S. News & World Report

BALTIMORE, MD. – July 12, 2022 – MyMD Pharmaceuticals, Inc.® (Nasdaq: MYMD) (“MyMD” or “the Company”), a clinical stage pharmaceutical company committed to developing novel therapies for autoimmune and inflammatory conditions, announced today that it has entered into a material transfer agreement (MTA) with Bascom Palmer Eye Institute of Miami, Florida to collaborate on a pre-clinical study using MYMD-1 as a potential treatment for traumatic optic neuropathy (TON). The project is fully funded by Bascom Palmer Eye Institute.

TON is a condition caused by injury to the optic nerve, resulting in partial or complete vision loss. Visual impairment is usually caused by blunt force trauma to the head. The reported incidence of TON ranges from 1.5% to 4% following head trauma1, and each year an estimated 2.8 million Americans sustain a traumatic brain injury2.

Chris Chapman, MD, President, Director and Chief Medical Officer of MyMD, commented, “We are excited about this agreement with our country’s top eye institute to test our lead drug candidate MYMD-1® in ophthalmology. Bascom Palmer is virtually unmatched as a world leader in vision research and care and their interest in MYMD-1 validates our belief in the potential of the drug for autoimmune and inflammatory conditions.”

Dr. David Tse, MD FACS, Professor of Ophthalmology and the Dr. Nasser Ibrahim Al-Rashid Chair in Ophthalmology at Bascom Palmer Eye Institute commented, “Through this partnership with MYMD, we look forward to investigating the potential utility of an oral TNF-alpha inhibitor in animal models of eye-related diseases.”

“Following this initial pre-clinical study, the potential exists to collaborate with Bascom Palmer on large patient studies in the future,” Dr. Chapman continued. “This collaboration reiterates MyMD’s dedication to partnering with top-tier academic institutions to study MYMD-1 as a treatment for various high-impact conditions and diseases.”

About Bascom Palmer Eye Institute

With its 60-year history, Bascom Palmer has become a global leader in vision research, education, and clinical care. Bascom Palmer Eye Institute serves as the Department of Ophthalmology for the University of Miami Miller School of Medicine in Miami, Florida. Its mission is to enhance the quality of life by improving sight, preventing blindness, and advancing ophthalmic knowledge through compassionate patient care and innovative research.

1 Guy WM, Soparkar CNS, Alford EL, Patrinely JR, Sami MS, Parke RB. Traumatic Optic Neuropathy and Second Optic Nerve Injuries. JAMA Ophthalmol. 2014;132(5):567–571. doi:10.1001/jamaophthalmol.2014.82

2 https://www.biausa.org/public-affairs/public-awareness/brain-injury-awareness

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Bascom Palmer Eye Institute is ranked the #1 eye hospital in the United States by U.S. News & World Report, an honor it has received 20 times. The Institute’s ophthalmology residency program is ranked best in the U.S. by Doximity, an online professional network for U.S. physicians. Ophthalmology Times ranked Bascom Palmer the best overall ophthalmology program in the nation with the best eye hospital and the best clinical and residency programs. Additionally, many of Bascom Palmer’s doctors are listed in Castle Connolly’s America’s Top Doctors.

About MYMD-1

Originally developed for autoimmune diseases, MYMD-1 is being studied to slow the aging process, prevent sarcopenia and frailty, and extend healthy lifespan. Because it can cross the blood-brain barrier and gain access to the central nervous system (CNS), MYMD-1 is also positioned to be a possible treatment for brain-related disorders. Its mechanism of action and efficacy in diseases including multiple sclerosis (MS) and thyroiditis have been studied through collaborations with several academic institutions.

MYMD-1 has shown effectiveness in pre-clinical and clinical studies in regulating the immune system by performing as a selective inhibitor of tumor necrosis factor-alpha (TNF-α), a driver of chronic inflammation. Unlike other therapies, MYMD-1 has been shown in these studies to selectively block TNF-α when it becomes overactivated in autoimmune diseases and cytokine storms, but not block it from doing its normal job of being a first responder to any routine type of moderate infection. MYMD-1’s ease of oral dosing is another differentiator compared to currently available TNF-α blockers, all of which require delivery by injection or infusion. No approved TNF inhibitor has ever been dosed orally. In addition, the drug is not immunosuppressive and has not been shown to cause the serious side effects common with traditional therapies that treat inflammation.

About MyMD Pharmaceuticals, Inc.

MyMD Pharmaceuticals, Inc. (Nasdaq: MYMD), a clinical stage pharmaceutical company committed to developing novel therapies for autoimmune and inflammatory conditions, is focused on developing two novel therapeutic platforms that treat the causes of disease rather than only addressing the symptoms. MYMD-1 is a drug platform based on a clinical stage small molecule that regulates the immune system to control TNF-α, which drives chronic inflammation, and other pro-inflammatory cell signaling cytokines. MYMD-1 is being developed to delay aging, increase longevity, and treat autoimmune diseases. The Company’s second drug platform, Supera-CBD, is being developed to treat chronic pain, addiction and epilepsy. Supera-CBD is a novel synthetic analog of cannabidiol (CBD) and is being developed to address and improve upon the rapidly growing CBD market, which includes both FDA approved drugs and CBD products not currently regulated as drugs. For more information, visit www.mymd.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made and none of MyMD nor its affiliates assume any duty to update forward-looking statements. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “may,” “plan,” “will,” “would’’ and other similar expressions are intended to identify these forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation: the timing of, and MyMD’s ability to, obtain and maintain regulatory approvals for clinical trials of MyMD’s pharmaceutical candidates; the timing and results of MyMD’s planned clinical trials for its pharmaceutical candidates; the amount of funds MyMD requires for its pharmaceutical candidates; increased levels of competition; changes in political, economic or regulatory conditions generally and in the markets in which MyMD operates; MyMD’s ability to retain and attract senior management and other key employees; MyMD’s ability to quickly and effectively respond to new technological developments; MyMD’s ability to protect its trade secrets or other proprietary rights, operate without infringing upon the proprietary rights of others and prevent others from infringing on MyMD’s proprietary rights; and the impact of the ongoing COVID-19 pandemic on MyMD’s results of operations, business plan and the global economy. A discussion of these and other factors with respect to MyMD is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed by MyMD on March 31, 2022. Forward-looking statements speak only as of the date they are made and MyMD disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact:

Robert Schatz

(646) 421-9523

rschatz@mymd.com

www.mymd.com

Media Contact:

media@mymd.com

or

Mike Beyer

Sam Brown, Inc.

(312) 961-2502

MikeBeyer@sambrown.com

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